UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

__________________

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Filed by a Party other than the Registrant ☐

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☐     Soliciting Material Under Rule 14a-12

PEERSTREAM, INC.

(Name of Registrant as Specified In Its Charter)

_____________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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122 East 42nd Street
New York, New York 10168
(212) 594-5050

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of PeerStream, Inc. to be held on May 16, 2019 at the offices of Haynes and Boone, LLP located at 30 Rockefeller Plaza, 26th Floor, New York, New York 10112 at 9:00 a.m., Eastern Time.

Enclosed are the notice of annual meeting of stockholders and proxy statement, which describe the business that will be acted upon at the Annual Meeting, as well as our 2018 Annual Report, which includes our audited financial statements for the fiscal year ended December 31, 2018.

Your vote is very important, regardless of the number of shares of common stock you own. To vote your shares of common stock, you may use the enclosed proxy card or attend the meeting and vote in person. If your shares are held in the name of a broker, trust, bank or other nominee, and you receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary or contact your broker directly in order to obtain a proxy issued to you by your nominee holder to attend the meeting and vote in person. Failure to do so may result in your stock not being eligible to be voted by proxy at the meeting. On behalf of the Board of Directors, I urge you to complete, sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the meeting in person.

Thank you for your support of our company. I look forward to seeing you at the Annual Meeting.

Sincerely,
/s/ Alexander Harrington
Alexander Harrington
Chief Executive Officer and Director

PEERSTREAM, INC.
122 East 42nd Street
New York, New York 10168
(212) 594-5050

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 16, 2019

NOTICE IS HEREBY GIVEN that the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of PeerStream, Inc., a Delaware corporation (the “Company”), will be held on Thursday, May 16, 2019 at 9:00 a.m., Eastern Time, at the offices of Haynes and Boone, LLP located at 30 Rockefeller Plaza, 26th Floor, New York, New York 10112 for the following purposes:

(1)    to elect seven directors to serve until the 2020 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

(2)    to ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm;

(3)    to approve, on an advisory basis, the compensation of the Company’s named executive officers;

(4)    to approve, on an advisory basis, the frequency of future advisory votes on named executive officer compensation; and

(5)    to transact any other business that may properly come before the Annual Meeting or any adjournments, postponements or recesses thereof.

Stockholders are referred to the proxy statement accompanying this notice for more detailed information with respect to the matters to be considered at the Annual Meeting. After careful consideration, the Company’s Board of Directors has determined that each proposal listed above is in the best interests of the Company and its stockholders and has approved each proposal. The Company’s Board of Directors recommends that at the Annual Meeting you vote “FOR” proposals 1, 2 and 3 and “3 YEARS” for proposal 4.

The Board of Directors has fixed 5:00 p.m., Eastern Time, on April 1, 2019 as the record date (the “Record Date”). Only holders of shares of common stock of record on the Record Date are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting or at any postponement(s), adjournment(s) or rescess(es) of the Annual Meeting. A complete list of registered stockholders entitled to vote at the Annual Meeting will be available for inspection at the headquarters of the Company during regular business hours for at least the ten calendar days prior to the Annual Meeting. The list will also be available during the Annual Meeting for inspection by stockholders.

________________________________________________________________________________________

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE STOCKHOLDER MEETING TO BE HELD ON MAY 16, 2019:

Our Proxy Statement and 2018 Annual Report are available at:

investors.peerstream.com/annual-reports

________________________________________________________________________________________

YOUR VOTE AND PARTICIPATION IN THE COMPANY’S AFFAIRS ARE IMPORTANT.

If your stock is registered in your name, even if you plan to attend the Annual Meeting in person, we request that you complete, date, sign and mail the enclosed form of proxy in accordance with the instructions set out in the form of proxy and in the proxy statement to ensure that your stock will be represented at the Annual Meeting.

If your stock is held in the name of a broker, trust, bank or other nominee, and you receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary or contact your broker directly in order to obtain a proxy issued to you by your nominee holder to attend the Annual Meeting and vote in person. Failure to do so may result in your stock not being eligible to be voted by proxy at the Annual Meeting.

By Order of the Board of Directors
/s/ Alexander Harrington
Alexander Harrington
Chief Executive Officer and Director
New York, New York
April 5, 2019

i

122 East 42nd Street
New York, New York 10168
(212) 594-5050

____________________________________________

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 16, 2019

____________________________________________

The accompanying proxy is solicited by the Board of Directors on behalf of PeerStream, Inc., a Delaware corporation, to be voted at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on May 16, 2019, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”) and at any adjournment(s), postponement(s) or recess(es) of the Annual Meeting. This proxy statement (this “Proxy Statement”) and accompanying form of proxy are dated April 5, 2019 and are expected to be first sent or given to stockholders on or about April 10, 2019.

The executive offices of the Company are located at, and the mailing address of the Company is, 122 East 42nd Street, New York, New York 10168. Unless the context otherwise indicates, references to “PeerStream,” “Peer,” “we,” “our,” “us” and the “Company” refer to PeerStream, Inc. and its subsidiaries on a consolidated basis.

________________________________________________________________________________________

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE STOCKHOLDER MEETING TO BE HELD ON MAY 16, 2019:

Our Proxy Statement and 2018 Annual Report are available at:

investors.peerstream.com/annual-reports

________________________________________________________________________________________

ABOUT THE ANNUAL MEETING

What is a proxy?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document is also called a “proxy” or a “proxy card.” If you are a “street name” holder, you must obtain a proxy from your broker or nominee in order to vote your stock in person at the Annual Meeting.

What is a proxy statement?

A proxy statement is a document that the regulations of the Securities and Exchange Commission (the “SEC”) require that we give to you when we ask you to sign a proxy card to vote your stock at the Annual Meeting.

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the following matters outlined in the Notice:

(1)    to elect seven directors to serve until the 2020 Annual Meeting of Stockholders or until their successors are duly elected and qualified (the “Director Election Proposal”);

(2)    to ratify the appointment of Marcum LLP as our independent registered public accounting firm (the “Auditor Ratification Proposal”);

(3)    to approve, on an advisory basis, the compensation of our named executive officers (the “Say-on-Pay Proposal”);

(4)    to approve, on an advisory basis, the frequency of future advisory votes on named executive officer compensation (the “Say-on-Frequency Proposal”); and

(5)    to transact any other business that may properly come before the Annual Meeting or any adjournment, postponement or recess thereof.

Management will also be available to respond to questions from stockholders.

What is “householding” and how does it affect me?

With respect to eligible stockholders who share a single address, SEC rules allow us to send only one Proxy Statement to that address, unless we received instructions to the contrary from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder of record residing at such address wishes to receive a separate proxy statement in the future, he or she may contact us at PeerStream, Inc., 122 East 42nd Street, New York, New York 10168, Attn: Investor Relations or by calling (212) 594-5050 and asking for Investor Relations. Eligible stockholders of record receiving multiple copies of our Proxy Statement can request householding by contacting us in the same manner. Stockholders who own shares through a bank, broker or other nominee can request householding by contacting such nominee.

We hereby undertake to deliver promptly, upon written or oral request, a copy of the Proxy Statement to a stockholder at a shared address to which a single copy of the document was delivered. Requests should be directed to Investor Relations at the address or phone number set forth above.

SEC rules permit companies to send you a notice that proxy information is available on the Internet, instead of mailing you a complete set of materials. In the future, the Company may choose to distribute proxy information in this manner.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold stock. Similarly, if you are a stockholder of record and hold stock in a brokerage account, you will receive a proxy card for stock held in your name and a voting instruction card for stock held in “street name.” See “What is the difference between a stockholder of record and a ‘street name’ holder?” Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your stock is voted.

What is the record date and what does it mean?

The record date determines the stockholders that are entitled to notice of, and to vote at, the Annual Meeting. The record date for the Annual Meeting is 5:00 p.m., Eastern Time, on April 1, 2019 (the “Record Date”). The Record Date was established by the Company’s Board of Directors (the “Board of Directors”) as required by Delaware law. As of the Record Date, 6,874,679 shares of our common stock were issued and outstanding.

Who is entitled to vote at the Annual Meeting?

Only the holders of common stock at 5:00 p.m., Eastern Time, on the Record Date may vote at the Annual Meeting.

What are the voting rights of the stockholders?

Each holder of common stock is entitled to one vote per share of common stock on all matters to be acted upon at the Annual Meeting. Neither the Company’s Certificate of Incorporation, as amended, nor its Amended and Restated By-Laws, as amended (the “By-Laws”), allow for cumulative voting rights.

The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum to transact business. If a quorum is not present or represented at the Annual Meeting, the stockholders present in person or by proxy and entitled to vote at the Annual Meeting may adjourn the Annual Meeting from time to time until a quorum is present or represented, but no business may be transacted at any adjourned meeting except which could have been lawfully transacted had the meeting not been adjourned.

What is the difference between a stockholder of record and a “street name” holder?

If your stock is registered directly in your name with Corporate Stock Transfer, Inc., the Company’s transfer agent, you are considered the stockholder of record with respect to that stock. The Proxy Statement and proxy card have been sent directly to you by the Company’s transfer agent.

If your stock is held in a stock brokerage account or by a bank or other nominee, such nominee is considered the record holder of that stock. You are considered the beneficial owner of that stock, and your stock is held in “street name.” The Proxy Statement has been forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee concerning how to vote your stock by using the voting instructions it included in the mailing or by following its instructions for voting.

What is a broker non-vote?

A broker non-vote occurs when a broker holding stock for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. In the absence of specific instructions from you, your broker does not have discretionary authority to vote your stock with respect to the Director Election Proposal, the Say-on-Pay Proposal or the Say-on-Frequency Proposal. Your broker does have discretionary authority to vote your stock with respect to the Auditor Ratification Proposal.

How do I vote my stock?

If you are a record holder, you may vote your common stock at the Annual Meeting in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot. The ballot will be provided at the Annual Meeting. To vote by proxy, you must mark, sign, date and promptly return the proxy card in the enclosed postage-paid envelope.

The proxy card is fairly simple to complete, with specific instructions on the card. By completing and submitting it, you will direct the designated persons (known as “proxies”) to vote your stock at the Annual Meeting in accordance with your instructions. The Board of Directors has appointed Alexander Harrington, Judy Krandel, Jason Katz and Wilmary Soto-Guignet to serve as the proxies for the Annual Meeting.

Your proxy card will be valid only if you sign, date and return it before the Annual Meeting. If you complete the entire proxy card except for one or more of the voting instructions, then the designated proxies will vote your stock as follows for each proposal for which you provide no voting instructions: “FOR” the Director Election Proposal, the Auditor Ratification Proposal and the Say-on-Pay Proposal and “3 YEARS” for the Say-on-Frequency Proposal. We do not anticipate that any other matters will come before the Annual Meeting, but if any other matters properly come before the meeting, then the designated proxies will vote your stock in accordance with applicable law and their judgment.

If you hold some or all of your stock in “street name,” your bank, broker or other nominee should provide to you a request for voting instructions for the stock together with the Company’s proxy solicitation materials. By completing the voting instruction card, you may direct your nominee how to vote the stock. If you complete the voting instruction card except one or more of the voting instructions, then your broker may be unable to vote your stock with respect to the proposal as to which you provide no voting instructions. See “What is a broker non-vote?” Alternatively, if you want to vote your stock in person at the Annual Meeting, you must contact your nominee directly in order to obtain a proxy issued to you by your nominee holder. Note that a broker letter that identifies you as a stockholder is not the same as a nominee-issued proxy. If you fail to bring a nominee-issued proxy to the Annual Meeting, you will not be able to vote your nominee-held stock in person at the Annual Meeting.

Who counts the votes?

All votes will be tabulated by Corporate Stock Transfer, Inc., the inspector of election appointed for the Annual Meeting, or its substitute. Votes for each proposal will be tabulated separately.

Can I vote my stock in person at the Annual Meeting?

Yes. If you are a stockholder of record, you may vote your stock at the meeting by completing a ballot at the Annual Meeting.

If you hold your stock in “street name,” you may vote your stock in person only if you obtain a proxy issued by your bank, broker or other nominee giving you the right to vote the stock.

Even if you currently plan to attend the Annual Meeting, we recommend that you also return your proxy card or voting instructions as described above so that your votes will be counted if you later decide not to attend the Annual Meeting or are unable to attend.

What are my choices when voting?

With respect to the proposals to be acted upon at the Annual Meeting, you may vote as follows:

•        Director Election Proposal — “FOR” each of the Director Nominees (as defined below), “WITHHOLD” from each of the Director Nominees, or “WITHHOLD” from individual Director Nominees;

•        Auditor Ratification Proposal — “FOR,” “AGAINST” or “ABSTAIN”;

•        Say-on-Pay Proposal — “FOR,” “AGAINST” or “ABSTAIN”; and

•        Say-on-Frequency Proposal — “1 YEAR,” “2 YEARS,” “3 YEARS” or “ABSTAIN.”

What are the Board of Directors’ recommendations on how I should vote my stock?

The Board of Directors recommends that you vote your stock as follows:

•        “FOR” the Director Election Proposal;

•        “FOR” the Auditor Ratification Proposal;

•        “FOR” the Say-on-Pay Proposal; and

•        “3 YEARS” for the Say-on-Frequency Proposal.

What if I do not specify how I want my stock voted?

If you are a record holder who returns a completed proxy card that does not specify how you want to vote your stock on the proposals, the proxies will vote your stock for each proposal as to which you provide no voting instructions in the following manner:

•        “FOR” the Director Election Proposal;

•        “FOR” the Auditor Ratification Proposal;

•        “FOR” the Say-on-Pay Proposal; and

•        “3 YEARS” for the Say-on-Frequency Proposal.

If you are a “street name” holder and do not provide voting instructions on one or more proposals, your bank, broker or other nominee will be unable to vote that stock, except with respect to the Auditor Ratification Proposal. See “What is a broker non-vote?”

Can I change my vote?

Yes. If you are a record holder, you may revoke your proxy by any of the following means:

•        attending the Annual Meeting and voting your stock by ballot in person at the Annual Meeting;

•        completing and submitting a new valid proxy bearing a later date; or

•        giving written notice of revocation to the Company addressed to the Company’s Corporate Secretary at the Company’s address above, which notice must be received before noon, Eastern Time, on May 8, 2019.

If you are a “street name” holder, your bank, broker or other nominee should provide instructions explaining how you may change or revoke your voting instructions.

What percentage of the vote is required to approve each proposal?

Assuming the presence of a quorum, the Director Nominees that receive the most votes from the holders of the shares of our common stock for their election will be elected (i.e., the affirmative vote by the holders of a plurality of the shares of common stock voting at the Annual Meeting is required for the election of the Director Nominees). The Auditor Ratification Proposal, the Say-on-Pay Proposal and the Say-on-Frequency Proposal require the affirmative vote, in person or by proxy, of the majority of votes cast for or against the proposal at the Annual Meeting.

How are abstentions and broker non-votes treated?

Abstentions are included in the determination of the number of shares of common stock present at the Annual Meeting for determining a quorum at the meeting. Abstentions will have no effect upon any of the proposals to be voted upon at the Annual Meeting.

Broker non-votes will be included in the determination of the number of shares of common stock present at the Annual Meeting for determining a quorum at the meeting. Broker non-votes will have no effect on the Director Election Proposal, the Say-on-Pay Proposal or the Say-on-Frequency Proposal. Broker non-votes are not applicable to the Auditor Ratification Proposal because your broker has discretionary authority to vote your shares of common stock with respect to such proposal.

Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Annual Meeting?

No. None of our stockholders have any dissenters’ or appraisal rights with respect to the matters to be voted on at the Annual Meeting.

What are the solicitation expenses and who pays the cost of this proxy solicitation?

Our Board of Directors is asking for your proxy, and we will pay all of the costs of asking for stockholder proxies. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of common stock and collecting voting instructions. We may use officers and employees of the Company to ask for proxies, as described below.

Is this Proxy Statement the only way that proxies may be solicited?

No. In addition to the solicitation of proxies by use of the mail, officers and employees of the Company may solicit the return of proxies, either by mail, telephone, telecopy, e-mail or through personal contact. These officers and employees will not receive additional compensation but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees and fiduciaries, in connection with shares of the common stock registered in their names, will be requested to forward solicitation material to the beneficial owners of shares of common stock.

Are there any other matters to be acted upon at the Annual Meeting?

Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Notice and has no information that others will do so. If other matters requiring a vote of the stockholders properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the stock represented by the proxies held by them in accordance with applicable law and their discretion on such matters.

Where can I find voting results?

The Company expects to publish the voting results of the Annual Meeting in a Current Report on Form 8-K, which it expects to file with the SEC within four business days following the date of the Annual Meeting.

Who can help answer my questions?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this Proxy Statement. We urge you to carefully read this entire Proxy Statement, including the documents we refer to in this Proxy Statement. If you have any questions, or need additional material, please feel free to contact Investor Relations at ir@peerstream.com.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors has nominated seven directors, Jason Katz, Alexander Harrington, Yoram “Rami” Abada, Lance Laifer, Michael Levit, John Silberstein and Michael Jones, for election at the Annual Meeting by the stockholders (the “Director Nominees”).

The number of members of our Board of Directors may be fixed from time to time by the majority of the entire Board of Directors and currently consists of seven directors. Each director that is elected at a future annual meeting of stockholders, and each director that is elected to fill a vacancy or newly created directorship, shall hold a term of office that expires at the next annual meeting of stockholders and until his or her successor has been duly elected and qualified. The Board of Directors has nominated each Director Nominee for election as a director to serve for a term expiring at the annual meeting of stockholders to be held in 2020 or until his or her respective successor is duly elected and qualified.

To be elected as a director, the Director Nominees must receive a plurality of the votes cast by the stockholders entitled to vote for the election of directors. Should the Director Nominees become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election, in his or her stead, of any other person the Board of Directors may nominate or designate. The Director Nominees have each expressed an intention to serve the entire term for which election is sought.

Directors and Director Nominees

The following table sets forth the name, age and position of our directors currently serving on our Board of Directors and the Director Nominees:

Name	Age	Positions
Yoram “Rami” Abada	59	Director
Jason Katz	56	President, Chief Operating Officer and Chairman of the Board of Directors
Alexander Harrington	47	Chief Executive Officer and Director
Michael Jones	43	Director
Lance Laifer	54	Director
Michael Levit	47	Director
John Silberstein	58	Director

When considering whether the Director Nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of our business and structure, the Board of Directors focused primarily on the information discussed in the directors’ individual biographies set forth below.

Yoram “Rami” Abada was appointed as a member of our Board of Directors in October 2016. Mr. Abada previously served as the President of Factory Direct Enterprises, one of the largest licensees of Ashley Furniture Home stores from March 2015 until March 2016. Prior to then, Mr. Abada served in a variety of roles at Jennifer Convertibles Inc., a specialist sofa bed chain headquartered in New York, where he began his career in 1982 and worked until September 2014. Most recently, Mr. Abada served as Jennifer Convertibles, Inc.’s President, Chief Financial Officer and Chief Operating Officer, as well as a member of its board of directors, from September 1999 until 2014. In July 2010, while Mr. Abada served as an executive officer and board member, Jennifer Convertibles, Inc. filed for Chapter 11 bankruptcy protection. From 1997 until 2003, Mr. Abada served as a member of the board of directors of CCA Industries, Inc., a public company engaged in the manufacture and distribution of health and beauty aid products, and Mr. Abada currently serves as a member of the board of directors of 168 5th Avenue Realty Corp., a privately held real estate corporation. Mr. Abada holds a B.B.A. from the Bernard Baruch College of the City University of New York.

Mr. Abada’s background and experience as a lead executive officer and board member of public and private companies provides him with extensive knowledge of, and insights into, financial reporting and oversight, corporate strategy and board functions.

Jason Katz was appointed as our Chairman of the Board of Directors, President and Chief Operating Officer in October 2016. Mr. Katz is the founder of A.V.M. Software, Inc. (d/b/a Paltalk) (“AVM”) and served as its Chief Executive Officer and as a member of its Board of Directors from 1998 through the completion of PeerStream’s merger with AVM, pursuant to which SAVM Acquisition Corporation, PeerStream’s wholly owned subsidiary, merged with and into AVM, with AVM surviving as a wholly owned subsidiary of PeerStream (the “AVM Merger”), in October 2016. In his capacity as an executive officer and director of AVM, Mr. Katz oversaw the strategic direction of AVM and its subsidiaries, and also managed its system infrastructure. Mr. Katz is an authority on instant messaging as well as web-based voice and video. Mr. Katz has appeared at numerous industry forums as well as on Bloomberg Radio and CNN Radio. Prior to AVM, Mr. Katz co-founded MJ Capital, a money management firm. Earlier in his career, Mr. Katz was a corporate lawyer at the New York office of Fulbright & Jaworski. Mr. Katz earned a J.D. from the New York University School of Law (1988) and a B.A. in Economics from the University of Pennsylvania (1985).

Mr. Katz’s background and expertise as the Chief Executive Officer of AVM and decades of industry experience provides our Board of Directors with valuable industry insight and management expertise.

Alexander Harrington is our Chief Executive Officer and a member of our Board of Directors. Mr. Harrington was appointed as our Chief Executive Officer in October 2015. Mr. Harrington also served as our Chief Operating Officer from February 2014 until his appointment as our Chief Executive Officer in October 2015, our Chief Financial Officer from March 2014 to October 2016 and our interim Chief Financial Officer from October 2016 to November 2016. Mr. Harrington was originally appointed to our Board of Directors in June 2014. Mr. Harrington previously served as Chief Executive Officer of MeetMoi, LLC from June 2009 to November 2013, a social dating mobile platform, prior to its sale to Match.com, LLC. Prior to that, Mr. Harrington served as the Senior Vice President of Strategy and Operations for Zagat Survey, LLC from 2004 to 2008, where he oversaw a transformation of the digital business which ultimately culminated in the company’s sale to Google Inc. In prior roles, Mr. Harrington served as the Senior Director of New Business Development at Sony BMG Entertainment and as an associate and analyst in investment banking at The Beacon Group and Smith Barney, respectively. Mr. Harrington holds a Master of Business Administration degree from the Wharton School at the University of Pennsylvania and a Bachelor’s degree in History from Williams College.

Through his service as our Chief Executive Officer, as well as his previous industry experience, Mr. Harrington provides our Board of Directors with valuable business and executive leadership experience.

Michael Jones was appointed as a member of our Board of Directors in November 2017 and serves as a member of our Blockchain Advisory Board. Since 2011, Mr. Jones has served as the co-founder and Chief Executive Officer of Science, Inc., a Los Angeles-based startup studio that develops, invests in, and acquires various businesses, including HelloSociety (acquired by New York Times), FameBit (acquired by Google) and Dollar Shave Club (acquired by Unilever), as well as companies focused on blockchain technology. Prior to that, Mr. Jones served as Chief Executive Officer of several other companies, including Userplane (acquired by AOL), Tsavo (acquired by Cybermedia), PBJ (acquired by JB), MySpace (acquired by Specific Media), Myspace Japan (acquired by Softbank) and FIM (acquired by Rubicon Project).

Mr. Jones brings significant experience in technology driven startups, both at the operating and investment level, and expertise in blockchain technology, to our Board of Directors.

Lance Laifer was appointed as a member of our Board of Directors in October 2016. Mr. Laifer served as a member of AVM’s Board of Directors from 1999 through the completion of the AVM Merger in October 2016. Mr. Laifer has also served as the Chief Executive Officer of each of Old Forge Media Management and Old Forge Asset Management (together, “Old Forge”), a network of social media advertising and marketing companies, since 2013 and 2011, respectively, as well as the Chief Executive Officer of Laifer Capital Management, Inc., an investment firm, since 1992. Prior to his service at Old Forge, Mr. Laifer was the Chief Executive Officer of Wapiti Capital Management, LLC. Mr. Laifer also served on the board of directors of ValueVision from 1992 to 1995.

Mr. Laifer’s decades of experience provide him with unique investment and capital market insights, as well as background analyzing the risks and strategies of companies in the social media industry.

Michael Levit was appointed as a member of our Board of Directors in October 2016. Mr. Levit is a serial entrepreneur, angel investor, board member and advisor at several prominent Silicon Valley companies including Docker, August, Spigot, Founders Den, Say Media and Revel Systems. Currently, Mr. Levit serves as a Venture Partner at Vision Knight Capital, a private equity fund focused on investments in internet, e-commerce, consumer retail powered by internet and e-commerce, and business-to-business services powered by information technology and internet technology sectors in China. Mr. Levit also currently serves as the Co-Founder and Managing Partner of Founders Den, a shared office space and private club for experienced entrepreneurs and their friends, where he has served since January 2011. Prior to then, Mr. Levit acted as the Co-Founder and President of Spigot, a highly successful advertising network, from January 2011 to December 2015. From April 2007 to January 2011, Mr. Levit served as the Executive Vice President of Marketing and Business Development of Vendio, an e-commerce platform, where he grew transactions to over $1.5 billion per year before the business was sold to Alibaba Group Holding Ltd. Mr. Levit also served as the Chief Marketing Officer of Paltalk from July 2004 to October 2006. Before his position with Paltalk, Mr. Levit held a number of executive and consulting positions, including serving as Executive Director of Broadband Marketing for America Online from October 2001 to July 2004, Vice President of Business Development for Bluelight.com from January 2000 to February 2001 and Senior Consultant for Accenture from 1995 to 1999. In addition, Mr. Levit serves on the board of directors of several private Silicon Valley companies. Mr. Levit holds a B.A. in Business Economics, a B.S. in Mechanical and Environmental Engineering and a Master of Business Economics from the University of California, Santa Barbara.

Mr. Levit’s substantial investment and management experience in the technology, internet and media sectors give him particular insight into the development of early stage companies, as well expertise regarding business strategy, leadership, marketing and strategic transactions.

John Silberstein was appointed as a member of our Board of Directors in October 2016. Mr. Silberstein was a member of AVM’s Board of Directors from 1999 through the completion of the AVM Merger in October 2016 and was General Counsel of AVM from 2000 to 2003. He began his career in October 1986 as a real estate attorney at Skadden, Arps, Slate, Meagher & Flom, and in April 1989 began working for The Mendik Company, which with its partners, owned and managed a portfolio of twelve million square feet of Class A commercial office buildings in New York City and its suburbs. After leaving The Mendik Company, from February 1999 to April 2005, Mr. Silberstein served as co-managing member of Five Spruce GP LLC, the managing member of a real estate company that acquired and subsequently sold eight residential apartment buildings in New York City. He is on the Advisory Board of Willpower Labs, Inc., a startup that makes a weight loss lozenge. Most recently, Mr. Silberstein taught high school English at The Rivers School in Weston, Massachusetts from September 2010 to June 2016. Mr. Silberstein earned a B.A. from Brown University and a J.D. from New York University School of Law.

Mr. Silberstein’s experience representing AVM and other companies in complex and sophisticated matters, as well as his expertise in real estate acquisition and management, provides him with unique insights into business strategy and leadership.

Each of our Director Nominees is currently serving on our Board of Directors. There are no agreements or understandings between our directors and executive officers or any other person pursuant to which they were selected as a director or executive officer. In addition, there are no family relationships between our directors and any of our executive officers.

Vote Required

To be elected as a director, the Director Nominees must receive a plurality of the votes cast by the stockholders entitled to vote for the election of directors.

The Board of Directors recommends that you vote “FOR” the Director Nominees.

Meetings of the Board of Directors and Committees

The Board of Directors held six meetings in 2018. During 2018, each director attended 75% or more of the aggregate number of meetings held by the Board of Directors and the committees of the Board of Directors on which such director served, if any, during the period for which such person served as a director. We have not adopted a formal policy regarding director attendance at our annual stockholder meetings; however, we encourage members of the Board of Directors to attend such meetings. Alexander Harrington, Jason Katz, John Silberstein and Yoram Abada, representing four of our eight directors at the time of our 2018 annual meeting of stockholders, attended the 2018 annual meeting.

Audit Committee

The audit committee consists of Mr. Abada, Mr. Silberstein and Mr. Levit. Mr. Abada currently serves as the chairman of the audit committee. Our Board of Directors has determined that each of Mr. Abada, Mr. Silberstein and Mr. Levit is independent under The Nasdaq Stock Market LLC (“NASDAQ”) listing standards and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Board of Directors has also determined that each member of our audit committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, the Board of Directors has examined each audit committee member’s scope of experience and the nature of their current and prior employment.

The functions of the audit committee include:

•        selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•        helping to ensure the independence and performance of the independent registered public accounting firm;

•        discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•        developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•        reviewing our policies on risk assessment and risk management;

•        reviewing and approving related party transactions;

•        obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes our internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

•        approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

Our Board of Directors has designated Mr. Abada as an “audit committee financial expert” as defined under the applicable SEC rules and determined that he has accounting or related financial management expertise as required under the applicable NASDAQ rules. A copy of the audit committee charter is available on our website at www.peerstream.com/corporate-governance. Pursuant to the audit committee charter, the audit committee has the authority to delegate all or a portion of its duties and responsibilities to a subcommittee of the audit committee. The audit committee held five meetings during the 2018 fiscal year.

Compensation Committee

The compensation committee consists of Mr. Abada and Mr. Silberstein. Mr. Silberstein currently serves as the chairman of the compensation committee. Our Board of Directors has determined that each of Mr. Abada and Mr. Silberstein is independent under NASDAQ listing standards and “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act. The compensation committee, with input from our Chief Executive Officer, reviews and approves, or recommends that our Board of Directors approve, the compensation of our directors and executive officers. A copy of the compensation committee charter is available on our website at www.peerstream.com/corporate-governance. The compensation committee held one meeting during the 2018 fiscal year.

The functions of the compensation committee include:

•        reviewing and approving, or recommending that our Board of Directors approve, the compensation of our executive officers;

•        reviewing and recommending that our Board of Directors approve the compensation of our directors;

•        reviewing and approving, or recommending that our Board of Directors approve, the terms of compensatory arrangements with our executive officers;

•        administering our stock and equity incentive plans;

•        reviewing and approving, or recommending that our Board of Directors approve, incentive compensation and equity plans; and

•        reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.

Pursuant to the compensation committee charter, the compensation committee has the authority to delegate all or a portion of its duties and responsibilities to a subcommittee of the compensation committee. The compensation committee does not engage an independent compensation consultant because it does not believe one is necessary or cost efficient for a company our size.

Nominating and Corporate Governance Committee

We currently do not have a nominating and corporate governance committee, and the independent members of our Board of Directors perform the principal functions of a nominating and corporate governance committee. We have elected not to have a nominating committee because we do not believe one has been necessary or cost efficient for a company of our size and we do not expect to establish a nominating committee in the foreseeable future.

Our Board of Directors designated the independent directors of the Board of Directors, Messrs. Abada, Levit, Silberstein, Laifer and Jones, as well as any future members of the Board of Directors that qualify as independent directors (collectively, the “Nominating Directors”), as the independent directors responsible for, among other things, (i) determining the qualifications, qualities and skills required to be a director of the Company and evaluating, selecting and approving nominees to serve as directors, (ii) periodically reviewing, assessing and making recommendations for changes to the Board of Directors and (iii) overseeing the process for evaluation of the Board of Directors. In addition, the Nominating Directors have unrestricted access to and assistance from our officers, employees and independent auditors and the authority to employ experts, consultants and professionals to assist with performance of their duties.

The Nominating Directors also consider director nominees put forward by stockholders. Our By-Laws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at the Annual Meeting. To recommend a nominee for election to the Board of Directors, a stockholder must submit his or her recommendation to the Corporate Secretary, Wilmary Soto-Guignet, at the address appearing on the first page of this Proxy Statement. Such nomination must satisfy the notice, information and consent requirements set forth in our By-Laws and must be received by us prior to the date set forth under “Submission of Future Stockholder Proposals” included herein. A stockholder’s recommendation must be accompanied by the information with respect to stockholder nominees that is specified in our By-Laws, including among other things, the name, age, address and occupation of the recommended person, the proposing stockholder’s name and address, the ownership interests of the proposing stockholder and any beneficial owner on whose behalf the nomination is being made and any material monetary or other relationships between the recommended person and the proposing stockholder and/or the beneficial owners, if any, on whose behalf the nomination is being made. Stockholder recommendations provided to the Corporate Secretary and received in accordance with the advance notice provision in our By-Laws will be considered and evaluated by the Nominating Directors in the same manner as candidates recommended from other sources.

The Nominating Directors do not have any specific minimum qualifications that director nominees must have in order to be considered to serve on the Board of Directors. However, the Nominating Directors do take into consideration areas of expertise that director nominees may be able to offer, including professional experience, knowledge, abilities and industry knowledge or expertise. The Nominating Directors also consider the director nominees’ potential contribution to the overall composition and diversity of the Board of Directors.

Report of the Audit Committee

Our audit committee reviewed the Company’s audited financial statements for the year ended December 31, 2018. The following is the report of the audit committee with respect to the Company’s audited financial statements for the year ended December 31, 2018, which includes the consolidated balance sheets of the Company as of December 31, 2018 and December 31, 2017, and the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for each of the years in the two-year period ended December 31, 2018, and the notes thereto. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed with the SEC” or subject to the liabilities of Section 18 of the Exchange Act, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that the Company specifically incorporates it by reference into such filing.

Reviews and Discussions with Management

The audit committee has reviewed and discussed the Company’s audited financial statements with management.

Review and Discussions with Independent Registered Public Accounting Firm

The audit committee has discussed with its independent auditor the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (“PCAOB”).

The audit committee has also received written disclosures and the letter from the independent auditor required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the audit committee concerning independence and has discussed with the independent auditor its independence from the Company. The audit committee has also reviewed and discussed the selection, application and disclosure of the critical accounting policies of the Company with the independent auditor.

Based on the review and discussions referred to above, the audit committee approved the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

AUDIT COMMITTEE
Yoram “Rami” Abada (Chairman)
Michael Levit
John Silberstein

Involvement in Certain Legal Proceedings

Except as described in Mr. Abada’s biography above, there have been no material legal proceedings that would require disclosure under the federal securities laws that are material to an evaluation of the ability or integrity of our directors or executive officers or in which any director, officer, nominee or principal stockholder, or any affiliate thereof, is a party adverse to us or has a material interest adverse to us.

Board Leadership Structure and Role in Risk Oversight

The positions of Chairman of the Board of Directors and Chief Executive Officer are currently fulfilled by two separate individuals, with Jason Katz serving as our Chairman of the Board of Directors and Alexander Harrington serving as our Chief Executive Officer. We believe this leadership structure allows Mr. Harrington to focus primarily on our day-to-day operations and the implementation of our strategic, financial and management policies while allowing Mr. Katz to lead our Board of Directors in identifying strategic priorities and leading the discussion and execution of strategy.

Our Board of Directors is primarily responsible for overseeing the Company’s risk management processes. The Board of Directors receives periodic reports from management concerning the Company’s assessment of risks. The Board of Directors focuses on the most significant risks facing the Company, including risks related to cybersecurity, the Company’s general risk management strategy and whether any of our compensation policies and practices create risks to our risk management practices or provide incentives to our executives and other employees to take risks that are reasonably likely to have a material adverse effect on us. While the Board of Directors oversees the Company’s risk management, the Company’s management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that the structure of our Board of Directors supports this approach.

Director Independence

Although our common stock is currently quoted on the OTCQB marketplace, our Board of Directors has adopted the definition of independence set forth under NASDAQ listing standards. In making its annual review on director independence, the Board of Directors considered the transactions and relationships between our directors and any member of their families and the Company. Based upon these standards and the consideration of the information and the transactions and relationships discussed below, our Board of Directors determined that Yoram “Rami” Abada, Lance Laifer, Michael Levit, John Silberstein and Michael Jones are independent and that Jason Katz and Alexander Harrington are not independent.

Certain Relationships and Related Party Transactions

Certain Legal Fees

James Silberstein, the brother of John Silberstein, a current member of our Board of Directors, is employed as a Counsel at Fross Zelnick Lehrman & Zissu, P.C., which serves as our outside legal counsel for certain matters. During 2017 and 2018, we paid Fross Zelnick Lehrman & Zissu, P.C. approximately $150,000 and $100,000, respectively, for legal services.

Lerner Consulting Agreement and Restricted Stock Awards

For information regarding Clifford Lerner’s consulting agreement and restricted stock awards, see “Director Compensation — Director Compensation Table.”

Indemnification Arrangements

We have entered into indemnification agreements and employment agreements with our directors and certain of our executive officers, respectively, pursuant to which we have agreed to indemnify such persons against any liability, damage, cost or expense incurred in connection with the defense of any action, suit or proceeding to which such persons are a party to the extent permitted by applicable law, subject to certain exceptions.

Policies and Procedures for Approving Related Party Transactions

Our Board of Directors adopted a written Related Party Transactions Policy on April 19, 2012. In accordance with the Related Party Transactions Policy, all Related Party Transactions (as defined herein) must be reported to our Chief Executive Officer or Chief Financial Officer and must be reviewed and approved by our audit committee. In determining whether to approve, recommend or ratify a Related Party Transaction, the reviewing party will take into account, among other factors it deems appropriate, (i) whether the terms of the Related Party Transaction are fair to the Company, (ii) whether there are business reasons for the Company to enter into the Related Party Transaction, (iii) whether the Related Party Transaction would impair the independence of an outside director and (iv) whether the Related Party Transaction would present an improper conflict of interest for any of our directors or executive officers.

A “Related Party Transaction” means a transaction (including any series of related transactions or a material amendment or modification to an existing Related Party Transaction) directly or indirectly involving any Related Party that would need to be disclosed under Item 404(a) of Regulation S-K. Generally, under Item 404 of Regulation S-K, we are required to disclose any transaction occurring since the beginning of the last two fiscal years, or any currently proposed transaction, involving us or our subsidiary where the amount involved exceeds $120,000, and in which any Related Party had or will have a direct or indirect material interest.

A “Related Party” means any of the following: (i) any of our directors of the Company or Director Nominees; (ii) any of our executive officers; (iii) a person known by us to be the beneficial owner of more than 5% of our common stock or (iv) an immediate family member of any of the foregoing.

Code of Conduct

We have a Code of Conduct, which is applicable to all our officers, directors and employees. The Code of Conduct addresses, among other things, record retention, conflicts of interest, business opportunities, gifts or favors, proprietary information and disciplinary measures.

A copy of our Code of Conduct is available on our website at www.peerstream.com/corporate-governance.
We intend to disclose any amendments to our Code of Conduct on our website at www.peerstream.com/
corporate-governance.

Communications with the Board of Directors

The Board of Directors welcomes communication from the Company’s stockholders. Stockholders and other interested parties who wish to communicate with a member or members of our Board of Directors or a committee thereof may do so by addressing correspondence to the board member, members or committee, c/o Chief Executive Officer, 122 East 42nd Street, New York, New York 10168. Our Chief Executive Officer will review and forward correspondence to the appropriate person or persons. The Board of Directors has requested that certain items that are unrelated to its duties and responsibilities be excluded, such as spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys, and business solicitations or advertisements.

The Chief Executive Officer will not forward any communication determined in its good faith belief to be frivolous, unduly hostile, threatening, illegal, or similarly unsuitable. Each communication subject to this policy that was not forwarded because it was determined by the Chief Executive Officer to be frivolous is retained in our files and made available at the request of any member of the Board of Directors to whom such communication was addressed.

DIRECTOR COMPENSATION

The following table provides compensation information for the year ended December 31, 2018 for each member of our Board of Directors during the fiscal year ended December 31, 2018, except for (i) Alexander Harrington, who does not receive any compensation for his service as a director and whose compensation is reported in “Executive Compensation — Summary Compensation Table” below, and (ii) Jason Katz, who is an employee of the Company but is not a named executive officer (as defined below) and does not receive any compensation for his service as director:

Director Compensation Table
Fiscal Year 2018

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)(3)		Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Yoram “Rami” Abada	$29,000	—	$37,800	(4)	—	—	—		$66,800
Michael Jones	$60,000	—	$—		—	—	—		$60,000
Lance Laifer	$15,000	—	$37,800	(4)	—	—	—		$52,800
Clifford Lerner	$—	—	$—		—	—	$100,000	(5)	$100,000
Michael Levit	$19,000	—	$37,800	(4)	—	—	—		$56,800
John Silberstein	$27,000	—	$37,800	(4)	—	—	—		$64,800

____________

(1)      As of December 31, 2018, none of our directors held any outstanding stock awards.

(2)      Represents the amount recognized for financial statement reporting purposes in accordance with Accounting Standards Codification 718, Compensation — Stock Compensation (“ASC 718”).

(3)      The aggregate amount of unexercised stock options held by each director listed in the table above as of December 31, 2018 was as follows:

Name	Shares Underlying Outstanding Stock Options
Yoram “Rami” Abada	12,000
Michael Jones	54,000
Lance Laifer	12,000
Clifford Lerner	1,428
Michael Levit	12,000
John Silberstein	6,000

(4)      Represents the fair market value of a stock option granted on February 16, 2018 that represents the right to purchase 6,000 shares of common stock, all of which have vested and remain unexercised.

(5)      Represents fees paid to Mr. Lerner pursuant to a consulting agreement between the Company and Mr. Lerner. Mr. Lerner did not stand for reelection at our 2018 annual meeting of stockholders, and as a result, no longer serves on our Board of Directors. On June 15, 2018, in connection with Mr. Lerner’s resignation from his positions as officer and employee of the Company and entry into the consulting agreement, the Company entered into amendments to (i) a restricted stock award agreement, by and between the Company and Mr. Lerner, dated March 3, 2016, as amended, related to the original award of 142,858 shares of restricted common stock of the Company to Mr. Lerner and (ii) a restricted stock award agreement, by and between the Company and Mr. Lerner, dated December 14, 2011, as amended, related to the original award of 121,429 shares of restricted common stock of the Company to Mr. Lerner (together, the “Restricted Stock Award Amendments”). On October 7, 2018, 79,285 shares of Mr. Lerner’s restricted stock vested. Pursuant to the Restricted Stock Award Amendments, the Company was required, in order to assist Mr. Lerner in satisfying his tax withholding obligations with respect to the vesting restricted shares, to withhold 20,000 shares of vesting restricted common stock. The remaining amount of the tax withholding obligation was paid by Mr. Lerner and Mr. Lerner’s unvested shares of restricted common stock will continue to vest as scheduled. Mr. Lerner was not paid any fees for his service as a director in 2018.

We currently do not have a formal policy to provide compensation to members of our Board of Directors for services rendered in that capacity. However, our Board of Directors has the authority to fix the compensation of directors and directors are permitted to receive fixed fees and other compensation for their services as directors.

In February 2017, our Board of Directors authorized and approved payment of the following compensation to each independent member of our Board of Directors (other than Mr. Jones, whose compensation is discussed below), effective upon the closing of the AVM Merger: (i) an annual cash retainer fee of $15,000 to each independent director; (ii) additional cash compensation of $4,000 for service on a committee; and (iii) independent director committee chair cash compensation (to be paid in addition to the $4,000 cash fee for committee service) as follows: (a) Audit Committee Chair — $6,000 and (b) Compensation Committee Chair — $4,000. In order to attract and retain Mr. Jones, who was appointed as a member of our Board of Directors in November 2017, the Board of Directors determined that Mr. Jones would not be compensated pursuant to the Company’s compensation standards for other independent directors, but instead would be entitled to receive a cash fee of $60,000 per year. Our Board of Directors has not made any changes to the compensation of our directors for 2019.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and accompanying footnotes set forth as of the Record Date certain information regarding the beneficial ownership of shares of our common stock by: (i) each person who is known by us to own beneficially more than 5% of such stock; (ii) each member of our Board of Directors, each Director Nominee and each of our named executive officers with respect to the year ended December 31, 2018 and (iii) all of our directors and executive officers as a group. Except as otherwise indicated, all common stock is owned directly and the beneficial owners listed in the table below possess sole voting and investment power with respect to the stock indicated, and the address for each beneficial owner is c/o PeerStream, Inc., 122 East 42nd Street, New York, New York 10168. The applicable percentage ownership is based on 6,874,679 shares of our common stock issued and outstanding as of the Record Date. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we consider all shares of unvested restricted stock to be outstanding because the holders of unvested restricted stock have the right to vote such stock.

	Common Stock Beneficially Owned(1)
Name of Beneficial Owner	Number		Percentage
Directors and Named Executive Officers
Alexander Harrington	142,140	(2)	2.0%
Jason Katz	743,697	(3)	10.8%
Arash Vakil	53,921	(4)	*
Eric Sackowitz	37,463	(5)	*
Yoram “Rami” Abada	21,500	(6)	*
Michael Jones	18,000	(7)	*
Lance Laifer	415,855	(8)	6.0%
Michael Levit	71,003	(9)	1.0%
John Silberstein	173,013	(10)	2.5%
Officers and Directors as a Group (10 persons)	1,805,263	(11)	24.8%

5% Stockholders
The J. Crew Delaware Trust A	2,356,132	(12)	34.3%
Perry Scherer	384,275	(13)	5.6%
Hilltop Partners, L.P.	387,869	(14)	5.6%
Jen-Jen Yeh	369,275	(15)	5.4%
Clifford Lerner	735,166	(16)	10.7%

____________

*        Less than 1%.

(1)      For purposes of this table, a person or group of persons is deemed to have beneficial ownership of any shares of common stock that such person has the right to acquire within 60 days of the date of the Record Date, including through the exercise of stock options or warrants. For purposes of computing the percentage of outstanding shares of the Company’s common stock held by each person or group of persons named above, any common stock that such person or persons has the right to acquire within 60 days of the date of the Record Date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)      Includes the vested or deemed vested portion of (i) a stock option representing the right to purchase 714 shares of common stock granted on June 17, 2014, all of which have vested, (ii) a stock option representing the right to purchase 28,571 shares of common stock granted on October 13, 2015, all of which have vested, (iii) a stock option representing the right to purchase 57,142 shares of common stock granted on October 13, 2015, all of which have vested, (iv) a stock option representing the right to purchase 1,428 shares of common stock granted on March 3, 2016, all of which have vested, (v) a stock option representing the right to purchase 80,000 shares of common stock granted on April 13, 2017, of which 40,000 shares have vested and 20,000 shares will vest on each of October 13, 2019 and 2020 and (vi) a stock option representing the right to purchase 28,571 shares of common stock granted on May 5, 2017, of which 14,285 shares have vested and 7,143 shares will vest on each of November 5, 2019 and 2020. Does not include unvested performance-based stock options because the satisfaction of the underlying performance criteria is deemed to be outside of the executive’s control.

(3)      Includes 201,265 shares of common stock held by Mr. Katz’s spouse that may be deemed to be beneficially owned by Mr. Katz. Mr. Katz disclaims beneficial ownership of these shares and nothing herein shall be deemed an admission that Mr. Katz is the beneficial owner of these shares for any purpose. Does not include unvested performance-based stock options because the satisfaction of the underlying performance criteria is deemed to be outside of the executive’s control.

(4)      Includes the vested or deemed vested portion of (i) a stock option representing the right to purchase 31,779 shares of common stock granted on May 5, 2017, all of which have vested, and (ii) a stock option representing the right to purchase 14,286 shares of common stock granted on May 5, 2017, of which 3,571 shares have vested, 3,571 shares will vest within 60 days of the Record Date, and 3,571 shares will vest on each of May 5, 2020 and 2021.

(5)      Includes the vested or deemed vested portion of a stock option representing the right to purchase 15,678 shares of common stock granted on May 5, 2017, all of which have vested, (ii) a stock option representing the right to purchase 28,571 shares of common stock granted on May 5, 2017, of which 7,142 shares have vested, 7,143 shares will vest within 60 days of the Record Date, and 7,143 shares will vest on each of May 5, 2020 and 2021, and (iii) a stock option representing the right to purchase 15,000 shares of common stock granted on March 22, 2018, of which 7,500 have vested and 7,500 will vest on March 22, 2020.

(6)      Includes the vested or deemed vested portion of (i) a stock option representing the right to purchase 6,000 shares of common stock granted on February 2, 2017, all of which have vested, (ii) a stock option representing the right to purchase 6,000 shares of common stock granted on February 16, 2018, all of which have vested, and (iii) a stock option representing the right to purchase 6,000 shares of common stock granted on January 11, 2019, of which 1,500 shares have vested and 1,500 shares will vest on each of June 30, 2019, September 30, 3019 and December 31, 2019.

(7)      Includes the vested or deemed vested portion of a stock option representing the right to purchase 54,000 shares of common stock granted on November 7, 2017, of which 18,000 shares vested on June 13, 2018 and 18,000 shares will vest on each of June 13, 2019 and 2020.

(8)      Includes the vested or deemed vested portion of a (i) stock option representing the right to purchase 6,000 shares of common stock granted on February 2, 2017, all of which have vested, (ii) a stock option representing the right to purchase 6,000 shares of common stock granted on February 16, 2018, all of which have vested, and (iii) a stock option representing the right to purchase 6,000 shares of common stock granted on January 11, 2019, of which 1,500 shares have vested and 1,500 shares will vest on each of June 30, 2019, September 30, 3019 and December 31, 2019. Also includes (i) 387,869 shares of common stock held by Hilltop Partners, L.P. and (ii) 14,486 shares of common stock held by Hilltop Offshore, Ltd. Mr. Laifer is the sole director and principal stockholder of Laifer Capital Management, Inc. (“LCM”), which has the sole power to vote and to direct the voting of, and to dispose and to direct the disposition of, the shares of the Company’s common stock beneficially owned by Hilltop Partners, L.P. (of which LCM serves as general partner and investment adviser) and Hilltop Offshore, Ltd. (of which LCM serves as investment adviser).

(9)      Includes the vested or deemed vested portion of a (i) stock option representing the right to purchase 6,000 shares of common stock granted on February 2, 2017, all of which have vested, (ii) a stock option representing the right to purchase 6,000 shares of common stock granted on February 16, 2018, all of which have vested, and (iii) a stock option representing the right to purchase 6,000 shares of common stock granted on January 11, 2019, of which 1,500 shares have vested and 1,500 shares will vest on each of June 30, 2019, September 30, 3019 and December 31, 2019.

(10)    Includes the vested or deemed vested portion of a stock option representing the right to purchase 6,000 shares of common stock granted on February 16, 2018, all of which have vested, and (ii) a stock option representing the right to purchase 6,000 shares of common stock granted on January 11, 2019, of which 1,500 shares have vested and 1,500 shares will vest on each of June 30, 2019, September 30, 3019 and December 31, 2019. Also includes 10,202 shares of common stock held by MLS Family Investors LLC (“MLS”). Mr. Silberstein is the sole manager of MLS, and New Trust B u/w/o Murray L. Silberstein, a trust of which Mr. Silberstein is a beneficiary, owns approximately 55% of the interest in MLS. As a result, Mr. Silberstein may be deemed to beneficially own the shares of common stock held by MLS. Mr. Silberstein disclaims beneficial ownership of the shares held by MLS except to the extent of his pecuniary interest therein and nothing herein shall be deemed an admission that Mr. Silberstein is the beneficial owner of these shares for any purpose. Also includes 43 shares of common stock held by Mr. Silberstein’s spouse that may be deemed to be beneficially owned by Mr. Silberstein. Mr. Silberstein disclaims beneficial ownership of the shares held by his spouse and nothing herein shall be deemed an admission that Mr. Silberstein is the beneficial owner of these shares for any purpose.

(11)    Includes the shares of common stock beneficially owned by each of the officers and directors listed immediately above, as well as 128,671 shares deemed beneficially owned by Judy Krandel, the Company’s Chief Financial Officer, which such shares include 108,571 shares underlying vested or deemed vested stock options.

(12)    Based on the information contained in the Schedule 13D filed with the SEC on October 17, 2016 and updated to give effect to the 1-for-35 reverse stock split of the Company’s issued and outstanding common stock (the “Reverse Stock Split”) effected by the Company on January 5, 3017, and the distribution of escrow shares from AVM Merger. The principal address of The J. Crew Delaware Trust A is c/o J.P. Morgan Trust Company of Delaware, Trustee, 500 Stanton-Christiana Road, DE3-1600, Newark, Delaware 19713.

(13)    Based solely on the information contained in the Schedule 13G/A filed with the SEC on February 12, 2018. The principal address of Perry Scherer is 338 Jericho Turnpike, Suite 182, Syosset, New York 11791.

(14)    Based on the information contained in the Schedule 13D filed with the SEC on October 17, 2016 and updated to give effect to the Reverse Stock Split and the distribution of escrow shares from the AVM Merger. Mr. Laifer is the sole director and principal stockholder of LCM, which has the sole power to vote and to direct the voting of, and to dispose and to direct the disposition of, the shares of the Company’s common stock beneficially owned by Hilltop Partners, L.P. (of which LCM serves as general partner and investment adviser). As a result, the shares of Common Stock held by Hilltop Partners, L.P. are also reported in this table as being beneficially owned by Mr. Laifer.

(15)    Based on the information contained in the Schedule 13G filed with the SEC on October 17, 2016 and updated to give effect to the Reverse Stock Split and the distribution of escrow shares from the AVM Merger. The principal address of Jen-Jen Yeh is 180 Park Row, Apt. 3C, New York, N.Y. 10038.

(16)    Includes (i) 79,286 shares of restricted stock granted to Mr. Lerner, all of which will vest on October 7, 2019 and (ii) the vested portion of a stock option representing the right to purchase 1,428 shares of common stock granted on March 3, 2016, all of which have vested. Pursuant to the terms of his restricted stock grants, Mr. Lerner has the right to vote the unvested restricted stock but may only dispose of the stock after it vests.

There are no arrangements currently known to us, the operation of which may at a subsequent date result in a change of control of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities. Officers, directors and greater than 10% beneficial stockholders are required by SEC regulations to furnish us with copies of all forms they file pursuant to Section 16(a) of the Exchange Act. To the best of our knowledge based solely on a review of Forms 3, 4, and 5 (and any amendments thereof) received by us during or with respect to the year ended December 31, 2018, we believe that all reports required to be filed by such persons pursuant to Section 16(a) of the Exchange Act were filed on a timely basis, except that Eric Sackowitz, our Chief Technology Officer, filed one late report reporting a single transaction.

EXECUTIVE OFFICERS

Below is information regarding each of our current executive officers. Executive officers are elected annually by the Board of Directors to serve at the discretion of the Board of Directors until their successor is duly elected and qualified or until their earlier death, resignation, or removal. There are no family relationships between any of our directors or executive officers.

Name	Age	Title
Alexander Harrington	47	Chief Executive Officer and Director
Jason Katz	56	President, Chief Operating Officer and Chairman of the Board of Directors
Judy Krandel	53	Chief Financial Officer
Eric Sackowitz	52	Chief Technology Officer
Arash Vakil	35	Chief Product Officer

Alexander Harrington serves as our Chief Executive Officer and director. His business experience is discussed above in “Proposal 1 — Election of Directors.” Jason Katz serves as our President, Chief Operating Officer and Chairman of the Board of Directors. His business experience is discussed above in “Proposal 1 — Election of Directors.”

Judy Krandel was appointed as our Chief Financial Officer in November 2016. Ms. Krandel previously served as a member of our Board of Directors from March 2016 until the completion of the AVM Merger in October 2016. Prior to then, Ms. Krandel served as a Portfolio Manager for the Juniper Public Fund from 2011 to 2016. Before that, Ms. Krandel was a Portfolio Manager at Alpine Woods where she managed portions of two long/short equity hedge funds. Prior to that, she was a Portfolio Manager from 2001 to 2009 at First New York Securities, LLC, where her experience included founding and co-managing a domestic long/short small-cap hedge fund. Ms. Krandel has been engaged in public equity research and investing since 1992, starting with Fred Alger Management, followed by positions at Delaware Management and Kern Capital Management. Ms. Krandel has served as a director of CynergisTek, Inc., a New York Stock Exchange listed company, since October 2017. Ms. Krandel received her B.S. from the Wharton School of Business at the University of Pennsylvania and her M.B.A. from the University of Chicago.

Eric Sackowitz was appointed as our Chief Technology Officer in October 2016. Mr. Sackowitz previously served as an officer of AVM from July 2013 through the closing of the AVM Merger and oversaw AVM’s Engineering, Technology, Operations and Project Management initiatives. As a key stakeholder and contributor in the AVM product roadmap, Mr. Sackowitz helped pioneer a number of new and innovative product offerings.

Prior to joining AVM, Mr. Sackowitz served from October 2011 to June 2013, first as the Senior Director of Product Development, and then as the Vice President of Technology, for World Wrestling Entertainment (“WWE”), providing strategy and oversight in the fulfillment of digital media product pipeline and scalable technical solutions for cross platform content syndication serving web, mobile, television, over-the-top content and gaming consumer applications. Prior to joining WWE, Mr. Sackowitz served in various capacities for Gotuit Media, an early market leader in rich metadata driven video navigation and discovery, from October 2003 to November 2010, including as its Director of Operations from January 2004 to January 2006, and as its Vice President of Operations and Technology from January 2006 to November 2010. In such capacities, he led a cross functional team of internal and client facing technical operations and revenue-generating professional services organization supporting the development, deployment and integration of their content and metadata authoring, publishing, and video player solutions for broadband, mobile and TV programmers and operators. Following the acquisition by Gotuit Media by Digitalsmiths Corporation in November 2010, Mr. Sackowitz served as Vice President of Technology Operations for Digitalsmiths until July 2011. Mr. Sackowitz holds a B.S. in Business and Marketing from the State University of New York at Albany.

Arash Vakil was appointed as our Chief Product Officer in October 2016. Mr. Vakil previously served as the Chief Product Officer of AVM and was with AVM from December 2008 through the completion of the AVM Merger in October 2016. Mr. Vakil has over a decade of product management experience leading software development and engineering teams in developing a vision for products. Mr. Vakil has previously served as a Product Manager for Comodo, a leading IT security firm, from May 2008 until December 2008, an Associate Product Manager at EMC, a computer storage and cloud computing company, from October 2006 to May 2008, and a Product Manager for Telestruct, a telecommunications firm, from May 2005 to June 2006. Mr. Vakil has also been an adjunct lecturer at the City University of New York since August 2011, where he teaches a course on startup company formation and development. He previously served as an Interim Director at the Schutzman Center for Entrepreneurship at Queens College, where he helped develop the school’s entrepreneurship program. Mr. Vakil received his B.A. in media studies from Queens College, City University of New York, and his M.B.A. from the Zicklin School of Business at Baruch College, City University of New York.

EXECUTIVE COMPENSATION

The following discussion provides compensation information pursuant to the scaled disclosure rules applicable to “smaller reporting companies” under SEC rules and may contain statements regarding future individual and Company performance targets and goals. These targets and goals are disclosed in the limited context of the Company’s compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution stockholders not to apply these statements to other contexts.

Executive Compensation

Overview

The compensation program for our executive officers, as presented in the Summary Compensation Table below, is administered by our Board of Directors. The intent of our compensation program is to align our executives’ interests with those of our stockholders, while providing reasonable and competitive compensation.

The purpose of this Executive Compensation discussion is to provide information about the material elements of compensation that we pay or award to, or that is earned by: (i) the individuals who served as our principal executive officer during fiscal 2018; (ii) our two most highly compensated executive officers, other than the individuals who served as our principal executive officer, who were serving as executive officers, as determined in accordance with the rules and regulations promulgated by the SEC, as of December 31, 2018, with compensation during fiscal year 2018 of $100,000 or more; and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to clause (ii) but for the fact that such individuals were not serving as executive officers on December 31, 2018. We refer to these individuals as our “named executive officers.” For 2018, our named executive officers and the positions in which they served are:

•        Alexander Harrington, our Chief Executive Officer;

•        Arash Vakil, our Chief Product Officer; and

•        Eric Sackowitz, our Chief Technology Officer.

For 2018, the compensation of our named executive officers consisted of salary, an annual cash bonus, equity awards and, with respect to Mr. Sackowitz, an additional cash bonus based upon the achievement of certain performance goals as described in our technology services agreement with ProximaX Limited (“ProximaX”).

Compensation of Named Executive Officers

The following discussion summarizes in more detail the executive compensation paid to or earned by our named executive officers in 2018.

Base Salary.    The following table sets forth the current annual base salaries of each of our named executive officers:

Name	Annual Base Salary
Alexander Harrington(1)
Chief Executive Officer	$285,000
Arash Vakil(2)
Chief Product Officer	$235,000
Eric Sackowitz(3)
Chief Technology Officer	$280,000

____________

(1)      There were no changes to Mr. Harrington’s annual base salary during 2017 or 2018.

(2)      On May 5, 2017, we entered into an executive employment agreement with Mr. Vakil, pursuant to which his annual base salary was increased from $200,000 to $235,000, effective as of February 1, 2017. There were no changes to Mr. Vakil’s annual base salary during 2018.

(3)      On May 5, 2017, we entered into an executive employment agreement with Mr. Sackowitz, pursuant to which his annual base salary was increased from $250,000 to $265,000, effective as of February 1, 2017. On June 8, 2018, we entered into an amendment to Mr. Sackowitz’s executive employment agreement to, among other things, increase Mr. Sackowitz’s annual base salary to $280,000, effective as of June 7, 2018. There were no other changes to Mr. Sackowitz’s annual base salary during 2018.

Annual Bonuses.

Pursuant to his employment agreement, for 2018, Mr. Harrington was entitled to receive an annual cash bonus in an amount to be determined by the Board of Directors based on the achievement of performance metrics to be established jointly by the Board of Directors and Mr. Harrington. Pursuant to Mr. Sackowitz’s employment agreement for 2018, Mr. Sackowitz was entitled to receive an annual cash bonus of up to $90,000, with $45,000 of such bonus being guaranteed and the amount payable from the remaining $45,000 to be determined by the Board of Directors, in its sole discretion, based on the achievement of performance metrics to be determined by our Chief Executive Officer. Pursuant to his employment agreement, for 2018, Mr. Vakil was entitled to receive an annual cash bonus in an amount to be determined by the Board of Directors based on the achievement of performance metrics to be determined jointly by our Chief Executive Officer and Mr. Vakil.

The following table sets forth the cash bonus each of our named executive officers received for their performance during 2018, which such bonuses were paid on February 15, 2019:

Name	2018 Annual Cash Bonus
Alexander Harrington
Chief Executive Officer	$50,000
Eric Sackowitz
Chief Technology Officer	$45,000
Arash Vakil
Chief Product Officer	$20,000

The Board of Directors considered a number of factors in determining the annual bonuses for 2018. These factors included, but were not limited to, the individual performance of each executive, the completion of strategic goals during 2018 and the operational and financial performance of the Company. Based on these factors, the Board of Directors determined to award Mr. Harrington an annual incentive bonus of $50,000 and Mr. Vakil an annual incentive bonus of $20,000. In light of the additional bonus paid to Mr. Sackowitz described below, the Board of Directors determined not to award any discretionary bonus to Mr. Sackowitz for his service in 2018, and therefore, the annual incentive bonus for Mr. Sackowitz consisted solely of the $45,000 guaranteed portion of his annual incentive bonus. We believe that the annual incentive bonuses awarded to our named executive officers in 2018 effectively balance the Company’s goals with the need to incentivize and retain our named executive officers through competitive compensation practices.

Equity Awards.    We periodically grant equity awards consisting of stock options to our named executive officers as a means for fostering retention and rewarding long-term value creation by our named executive officers.

On March 22, 2018, we awarded Mr. Sackowitz a stock option representing the right to purchase 15,000 shares of common stock at an exercise price of $5.70 per share that was subsequently amended on June 8, 2018 to amend its vesting schedule. As amended, 7,500 shares of common stock underlying the option vested on March 22, 2019, and the remaining 7,500 shares underlying the option will vest on March 22, 2020. Messrs. Harrington and Vakil were not granted any equity awards in 2018.

Sackowitz PromimaX Bonus.

As discussed above, on June 8, 2018, we amended Mr. Sackowitz’s employment agreement. Pursuant to his employment agreement, as amended, Mr. Sackowitz received an automatic bonus payment of $100,000 (the “ProximaX Bonus”) for his efforts in helping us secure our technology services agreement with ProximaX Limited (“ProximaX”). Mr. Sackowitz is also eligible to receive additional bonus payments of up to (i) $100,000 upon our achievement of certain performance goals as set forth in the technology services agreement and (ii) two percent of any future cash proceeds paid to us by ProximaX in excess of $10 million (the “Additional ProximaX Bonuses”). The ProximaX Bonus was paid on June 8, 2018. Mr. Sackowitz did not receive any payments pursuant to the Additional ProximaX Bonuses during 2018.

Employment Agreements.    Each of our named executive officers is a party to an employment agreement with the Company. The purpose of our employment agreements is to incentivize these executives to continue providing services to the Company.

Harrington Employment Agreement.    Effective February 28, 2014, we entered into an executive employment agreement with Mr. Harrington, which we subsequently amended on each of March 19, 2015, October 13, 2015, March 3, 2016 and October 7, 2016. As amended, Mr. Harrington’s agreement provides for an initial one-year term and automatically renews for successive one-year terms unless terminated by either party upon prior written notice. Under Mr. Harrington’s employment agreement, Mr. Harrington is eligible to participate in our benefit plans that are generally provided for all employees. Mr. Harrington’s employment agreement is subject to a confidentiality covenant, a non-competition covenant and a non-solicitation covenant. The non-competition covenant and non-solicitation covenant last for six months and one year, respectively, following the date of termination of employment. Mr. Harrington’s executive employment agreement also contains a trading restrictions covenant, which limits the volume of the Company’s securities that Mr. Harrington may sell in a given period.

Mr. Harrington’s executive employment agreement also provides that Mr. Harrington shall not take certain actions unless such actions have first been approved by either (i) Jason Katz, our Chairman of the Board, President and Chief Operating Officer, or (ii) our Board of Directors (including the affirmative vote of Mr. Katz, provided that he is a serving as a member of the Board of Directors when such approval is sought). Such restricted actions include:

•        the incurrence (or guarantee) by the Company of indebtedness for borrowed money or indebtedness outside the ordinary course of business, in each case in excess of $50,000;

•        the settlement of any claim, debt, demand, suit, proceeding or judgment against or on behalf of the Company in excess of $50,000;

•        the appointment or removal of any executive officer of the Company (defined as an individual who has been, or is required to be, identified as an executive officer in the Company’s SEC filings), or the entry into any employment agreement with an annual salary greater than $100,000;

•        the entry into any new agreement, arrangement or understanding that would require payments by the Company in excess of $100,000 per annum, or that would materially limit the ability of the Company to operate its business, subject to certain exceptions;

•        the engagement, on behalf of the Company, of attorneys, accountants, underwriters or placement agents, subject to certain exceptions, or the removal of any of the Company’s current such advisors or consultants; and

•        the engagement, on behalf of the Company, of any other professional advisors or consultants to the Company outside the ordinary course of business, subject to certain exceptions, or the removal of any of the Company’s current such advisors or consultants.

Pursuant to Mr. Harrington’s executive employment agreement, if Mr. Harrington’s employment is terminated (i) by the failure of the Company to renew Mr. Harrington’s executive employment agreement for a renewal term, (ii) by the Company without “cause” or (iii) by Mr. Harrington for “good reason,” then, subject to certain limitations and Mr. Harrington’s compliance with certain conditions, the Company shall pay Mr. Harrington severance equal to eight months’ base salary, payable in eight equal monthly installments. In addition, the Company shall continue to pay the Company’s portion of Mr. Harrington’s monthly health insurance premiums, if Mr. Harrington is eligible and elects to continue health insurance under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for the earlier of (i) eight months following Mr. Harrington’s termination of employment or (ii) the date that Mr. Harrington’s coverage under such group health plan terminates for any reason.

For information regarding the Mr. Harrington’s base salary and annual incentive bonus, see “Compensation of Named Executive Officers — Base Salary” and “Compensation of Named Executive Officers — Annual Bonuses,” respectively.

Sackowitz and Vakil Employment Agreements.    Effective May 5, 2017, we entered into executive employment agreements with Mr. Sackowitz and Mr. Vakil. As discussed above, Mr. Sackowitz’s employment agreement was amended on June 8, 2018.

The employment agreements provide for one-year terms and automatically renew for successive one-year terms unless terminated by the Company or the applicable executive upon prior written notice. Under the employment agreements, the executives are eligible to participate in our benefit plans that are generally provided for all employees.

Each employment agreement is subject to a confidentiality covenant, a non-competition covenant and a non-solicitation covenant. The non-competition covenant and non-solicitation covenant last for one and two years, respectively, following the date of termination of employment. Each executive employment agreement also contains a trading restrictions covenant, which limits the volume of the Company’s securities that the executive may sell in a given period.

Pursuant to the employment agreements, if (i) we elect not to renew the employment agreement and the executive’s employment terminates as a result of such non-renewal, (ii) we terminate the executive’s employment without “cause” or (iii) the executive terminates his employment for “good reason,” then subject to certain limitations and the executive’s compliance with certain conditions, the Company shall pay the executive severance equal to three months’ base salary, payable in three equal monthly installments. In addition, the Company shall continue to pay the Company’s portion of the executive’s monthly health insurance premiums, if the executive is eligible and elects to continue health insurance under COBRA, for the earlier of (i) three months following the executive’s termination of employment or (ii) the date that the executive’s coverage under such group health plan terminates for any reason.

For information regarding the base salaries and annual incentive bonuses of Messrs. Sackowitz and Vakil, see “Compensation of Named Executive Officers — Base Salary” and “Compensation of Named Executive Officers — Annual Bonuses,” respectively. For information regarding Mr. Sackowitz’s ProximaX Bonus, see “Compensation of Named Executive Officers — Sackowitz ProximaX Bonus.”

Summary Compensation Table

The following table sets forth information regarding the total compensation received by, or earned by, our named executive officers during the years ended December 31, 2018 and 2017.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)	Option Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Alexander Harrington	2018	285,000	50,000	—	—		—	—	9,142	344,142
Chief Executive Officer	2017	285,000	50,000	—	407,237	(4)	—	—	7,372	749,609

Eric Sackowitz	2018	273,523	145,000	—	84,340	(5)	—	—	9,202	512,065
Chief Technology Officer	2017	258,542	15,000	—	90,618	(6)	—	—	5,811	369,971

Arash Vakil	2018	235,000	20,000	—	—		—	—	5,725	260,725
Chief Product Officer	2017	227,917	15,000	—	51,448	(7)	—	—	4,457	298,822

____________

(1)      Represents the amount of base salary actually earned by the named executive officer. For additional information concerning our named executive officer base salaries, see “— Compensation of Named Executive Officers — Base Salary.”

(2)      Represents the amount recognized for financial statement reporting purposes in accordance with ASC 718. See “Outstanding Equity Awards at Fiscal Year End Table” for more information.

(3)      Includes amounts paid during 2018 and 2017, as applicable, for group life insurance premiums and 401(k) plan contributions. The following table includes a breakdown of all other compensation included in the “Summary Compensation Table” for our named executive officers:

Name and Principal Position	Year	Life Insurance Premiums ($)	401(k) Plan Contributions ($)
Alexander Harrington	2018	892	8,250
Chief Executive Officer	2017	764	6,608

Eric Sackowitz	2018	952	8,250
Chief Technology Officer	2017	769	5,042

Arash Vakil	2018	499	5,226
Chief Product Officer	2017	342	4,115

(4)      Represents (i) a stock option granted on May 5, 2017 representing the right to purchase 28,571 shares of common stock at an exercise price of $3.36 per share, (ii) a stock option granted on April 13, 2017 representing the right to purchase 80,000 shares of common stock at an exercise price of $3.63 per share and (iii) a stock option granted on April 13, 2017 representing the right to purchase 24,000 shares of common stock at an exercise price of $3.63 per share that vest based on our achievement of

Annual Revenues (as defined in the applicable stock option award agreement) equaling or exceeding the following thresholds at any time within the four-year period commencing on the date of grant: (a) $40 million — 8,000 shares vest, (b) $60 million — 8,000 shares vest and (c) $100 million — 8,000 shares vest (the “Harrington Performance Option Goals”).

(5)      Represents a stock option granted on March 22, 2018 representing the right to purchase 15,000 shares of common stock at an exercise price of $5.70 per share.

(6)      Represents (i) a stock option granted on May 5, 2017 representing the right to purchase 28,571 shares of common stock at an exercise price of $3.36 per share and (ii) the incremental fair value resulting from the deemed modification of a stock option granted on October 7, 2016 representing the right to purchase 15,678 shares of our common stock at an exercise price equal to $6.65 per share, which was cancelled in exchange for a stock option granted on May 5, 2017 representing the right to purchase 15,678 shares of common stock at an exercise price of $3.36 per share.

(7)      Represents (i) a stock option granted on May 5, 2017 representing the right to purchase 14,286 shares of common stock at an exercise price of $3.36 per share and (ii) the incremental fair value resulting from the deemed modification of a stock option granted on October 7, 2016 representing the right to purchase 31,779 shares of common stock at an exercise price of $5.25 per share that was awarded in connection with the closing of the AVM Merger in exchange for an outstanding option to purchase shares of AVM common stock, which was cancelled in exchange for a stock option granted on May 5, 2017 representing the right to purchase 31,779 shares of common stock at an exercise price of $3.36 per share.

Narrative Disclosure Regarding Summary Compensation Table

Harrington Compensation.

For 2018, Mr. Harrington received annual base compensation of $285,000 and a cash bonus of $50,000.

For 2017, Mr. Harrington received annual base compensation of $285,000 and a cash bonus of $50,000. In addition, Mr. Harrington was awarded (i) a stock option on May 5, 2017 representing the right to purchase 28,571 shares of common stock at an exercise price of $3.36 per share, (ii) a stock option on April 13, 2017 representing the right to purchase 80,000 shares of common stock at an exercise price of $3.63 per share and (iii) a stock option on April 13, 2017 representing the right to purchase 24,000 shares of common stock at an exercise price of $3.63 per share, subject to the Company’s achievement of the Harrington Performance Option Goals.

Sackowitz Compensation.

For 2018, Mr. Sackowitz received annual base compensation of $273,523 and cash bonuses equaling $145,000. In addition, Mr. Sackowitz was awarded a stock option granted on March 22, 2018 representing the right to purchase 15,000 shares of common stock at an exercise price of $5.70 per share.

For 2017, Mr. Sackowitz received annual base compensation of $258,542 and a cash bonus of $15,000. In addition, Mr. Sackowitz was awarded (i) a stock option granted on May 5, 2017 representing the right to purchase 28,571 shares of common stock at an exercise price of $3.36 per share and (ii) a stock option granted on May 5, 2017 representing the right to purchase 15,678 shares of common stock at an exercise price of $3.36 per share, which was issued in exchange for the cancellation of a stock option granted on October 7, 2016 representing the right to purchase 15,678 shares of our common stock at an exercise price equal to $6.65 per share that was awarded in connection with the closing of the AVM Merger.

Vakil Compensation.

For 2018, Mr. Vakil received annual base compensation of $235,000 and a cash bonus of $20,000.

For 2017, Mr. Vakil received annual base compensation of $227,917 and a cash bonus of $15,000. In addition, Mr. Vakil was awarded (i) a stock option granted on May 5, 2017 representing the right to purchase 14,286 shares of common stock at an exercise price of $3.36 per share and (ii) a stock option granted on May 5, 2017 representing the right to purchase 31,779 shares of common stock at an exercise price of $3.36 per share, which was issued in exchange for the cancellation of a stock option granted on October 7, 2016 representing the right to purchase 31,779 shares of our common stock at an exercise price equal to $5.25 per share that was awarded in connection with the closing of the AVM Merger.

Outstanding Equity Awards at Fiscal Year End Table

The following table summarizes the total outstanding equity awards as of December 31, 2018 for each named executive officer.

			Option Awards					Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Alexander Harrington	05/05/2017	(1)	14,285	14,286	—	$3.36	05/04/2027	—	—	—	—
	04/13/2017	(2)	40,000	40,000	—	$3.63	04/12/2027	—	—	—	—
	04/13/2017	(3)	—	24,000	—	$3.63	04/12/2027	—	—	—	—
	03/03/2016	(4)	1,428	—	—	$7.00	03/03/2026	—	—	—	—
	10/13/2015	(4)	57,142	—	—	$2.80	10/13/2025	—	—	—	—
	10/13/2015	(4)	28,571	—	—	$2.80	10/13/2025	—	—	—	—
	6/17/2014	(4)	714	—	—	$10.85	6/17/2024	—	—	—	—
Eric Sackowitz	03/22/2018	(5)	—	15,000	—	$5.70	03/22/2028	—	—	—	—
	05/05/2017	(4)	15,678	—	—	$3.36	05/04/2027	—	—	—	—
	05/05/2017	(6)	7,142	21,429	—	$3.36	05/04/2027	—	—	—	—
Arash Vakil	05/05/2017	(4)	31,779	—	—	$3.36	05/04/2027	—	—	—	—
	05/05/2017	(6)	3,571	10,715	—	$3.36	05/04/2027	—	—	—	—

____________

(1)      The shares of common stock underlying the stock option vested twenty-five percent (25%) on each of November 5, 2017 and 2018 and will vest in twenty-five percent (25%) installments on each of November 5, 2019 and 2020.

(2)      The shares of common stock underlying the stock option vested twenty-five percent (25%) on each of October 13, 2017 and 2018 and will vest in twenty-five percent (25%) installments on each of October 13, 2019 and 2020.

(3)      The shares of common stock underlying the stock option will vest and become exercisable based on the Company’s achievement of the Harrington Performance Option Goals.

(4)      The shares of common stock underlying the stock option are fully vested.

(5)      The shares of common stock underlying the stock option will vest in fifty percent (50%) installments on each of March 22, 2019 and 2020.

(6)      The shares of common stock underlying the stock option vested twenty-five percent (25%) on May 5, 2018 and will vest in twenty-five percent (25%) installments on each of May 5, 2019, 2020 and 2021.

Equity Compensation Plan Information

The following table provides information as of December 31, 2018 about compensation plans under which shares of our common stock may be issued to employees, executive officers or members of our Board of Directors upon the exercise of options, warrants or rights under all of our existing equity compensation plans.

Plan Category(1)	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)) (c)
Equity compensation plans approved by security holders	1,006,365		$5.17	438,238	(2)(3)
Equity compensation plans not approved by security holders	31,432	(4)	$3.18	—
Total	1,037,797		$5.12	438,238

____________

(1)      This table excludes 79,286 shares of restricted common stock, which (i) are not to be issued upon the exercise of outstanding options, warrants or rights, (ii) have no exercise price and (iii) are not available for future issuance.

(2)      Represents shares of common stock available for issuance under the 2016 Plan (as defined below), which permits the issuance of incentive stock options, nonqualified stock options, shares of restricted stock, stock appreciation rights, restricted stock units, performance awards, dividend equivalent rights and other awards. As described below, no additional awards may be issued under the 2011 Plan (as defined below).

(3)      As of the Record Date, there were (i) 909,383 shares of common stock to be issued upon the exercise of outstanding stock options under the 2016 Plan and 413,290 shares of common stock remaining available for future issuances under the 2016 Plan and (ii) 121,930 shares of common stock to be issued upon the exercise of outstanding stock options under the 2011 Plan.

(4)      Represents shares available or authorized for issuance under (i) the Equity Incentive Compensation Plan (as defined below), which permitted the issuance of incentive stock options and nonqualified stock options and (ii) various individual compensation arrangements that the Company has with current and former employees.

In December 2008, our Board of Directors approved the equity incentive compensation plan (the “Equity Incentive Compensation Plan”) and, in December 2010, terminated the plan as to all unallocated shares of common stock thereunder. The purpose of the Equity Incentive Compensation Plan was to provide an incentive to attract, retain and motivate employees, officers, directors, consultants and advisors with the ability to participate in our future performance. Under the Equity Incentive Compensation Plan, we were authorized to issue incentive stock options and nonqualified stock options. The Equity Incentive Compensation Plan was administered by our Board of Directors. All options previously granted under the Equity Incentive Compensation Plan remained in full force and effect following the plan’s termination.

In May 2011, our Board of Directors adopted the PeerStream, Inc. 2011 Long-Term Incentive Plan (the “2011 Plan”). In October 2011, our Board of Directors amended and restated the 2011 Plan and adopted the 2011 Amended Plan to allow for the issuance of incentive stock option awards. The 2011 Amended Plan was adopted to attract and retain the services of key employees, key contractors and outside directors. The 2011 Amended Plan provided for the granting of incentive stock options, nonqualified stock options, shares of restricted stock, stock appreciation rights, restricted stock units, performance awards, dividend equivalent rights and other awards. The 2011 Amended Plan was administered by our Board of Directors and was replaced by the 2016 Plan.

In March 2016, our Board of Directors adopted the 2016 Plan, which was approved by our stockholders in May 2016. The 2016 Plan was adopted to attract and retain the services of key employees, key contractors and outside directors. The 2016 Plan provides for the granting of incentive stock options, nonqualified stock options, shares of restricted stock, stock appreciation rights, restricted stock units, performance awards, dividend equivalent rights and other awards. The 2016 Plan is administered by the compensation committee of our Board of Directors.

PROPOSAL 2: THE RATIFICATION OF THE APPOINTMENT OF MARCUM LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Marcum LLP has served as the Company’s independent registered public accounting firm since April 24, 2015. We do not expect that representatives of Marcum LLP will attend the Annual Meeting or will be available to respond to questions or make statements. The Board of Directors has selected Marcum LLP as the Company’s principal independent registered public accounting firm for the fiscal year ending December 31, 2019.

The Board of Directors is asking stockholders to ratify the appointment of Marcum LLP. If our stockholders do not ratify the appointment of Marcum LLP at the Annual Meeting, the Board of Directors may consider other accounting firms for the fiscal year ending December 31, 2019. The Board of Directors will be under no obligation, however, to appoint a new independent registered public accounting firm.

Vote Required

The ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 requires the affirmative vote, in person or by proxy, of the majority of votes cast for or against such proposal at the Annual Meeting.

The Board of Directors recommends that you vote “FOR” the ratification of the selection of Marcum LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending
December 31, 2019.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Marcum LLP has served as the Company’s independent registered public accounting firm since April 24, 2015.

Fees Paid to Independent Registered Public Accounting Firm

The following table shows the aggregate fees billed to us by Marcum LLP for professional services rendered in 2018 and 2017:

	2018	2017
Audit Fees	$271,712	$275,623
Audit-Related Fees	72,250	21,000
Tax Fees	—	31,185
All Other Fees	—	—
Total Fees	$343,962	$327,808

Audit Fees.    Audit fees for 2018 and 2017 consisted of fees related to the audit and review of our consolidated financial statements, review of our interim consolidated financial statements, review of certain financial statements and services normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements, including consents related to registration statements. We incurred audit fees of $271,712 and $275,623 for 2018 and 2017, respectively.

Audit-Related Fees.    Audit-related fees for 2018 and 2017 consisted primarily of assurance fees, including fees related to valuation services in connection with the AVM Merger and fees related to the preparation of a Registration Statement on Form S-1. We incurred audit-related fees of $72,250 and $21,000 for 2018 and 2017, respectively.

Tax Fees.    We incurred tax fees of $31,185 related to tax compliance, general tax advice, tax planning and tax audit support services for 2017. There were no tax fees for 2018.

All Other Fees.    There were no other service fees for 2018 or 2017.

Approval of Independent Registered Public Accounting Firm Services and Fees

The SEC requires that before our independent registered public accounting firm is engaged by us to render any audit or permitted non-audit related service, the engagement be either: (i) approved by our audit committee or (ii) entered into pursuant to pre-approval policies and procedures established by the audit committee; provided that the policies and procedures are detailed as to the particular service, the audit committee is informed of each service, and such policies and procedures do not include delegation of the audit committee’s responsibilities to management.

Our audit committee is responsible for pre-approving all services provided by our independent registered public accounting firm. All of the above services and fees for 2018 and 2017 were pre-approved by our audit committee.

PROPOSAL 3: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Under Section 14A of the Exchange Act, our stockholders are allowed to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules. The proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the Company’s executive compensation. At our annual meeting of stockholders held on May 13, 2013, our stockholders voted to adopt the recommendation of our Board of Directors to include an advisory vote to approve executive compensation in our proxy materials every three years. It is anticipated that the next advisory vote to approve executive compensation will be presented at our annual meeting of stockholders held in 2022 and that the next advisory vote to determine the frequency of future advisory votes on executive compensation will be presented at our annual meeting of stockholders in 2025.

Because this is an advisory vote, this proposal is not binding upon the Company or our Board of Directors; however, the Board of Directors, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders in their vote on this proposal. To the extent there is any significant vote against the compensation of our named executive officers as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Board of Directors will evaluate whether any actions are necessary to address these concerns.

As described in detail under the heading “Executive Compensation,” we believe that the most effective compensation program is one that is designed to reward our executives for the achievement of our short-term and long-term strategic goals. When establishing total compensation for our named executive officers, our Board of Directors has the following objectives:

•        align our executive’s interest with that of our stockholders; and

•        provide our executives with reasonable and competitive compensation.

We are asking our stockholders to indicate their support for our named executive officer compensation program as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including Executive Compensation, the compensation tables and the accompanying narrative discussion, is hereby APPROVED.”

Vote Required

The approval of the Say-on-Pay Proposal requires the affirmative vote, in person or by proxy, of the majority of votes cast for or against such proposal at the Annual Meeting. This is a non-binding advisory vote.

The Board of Directors recommends that you vote “FOR” the advisory vote to approve executive compensation.

PROPOSAL 4: ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Pursuant to Section 14A(a)(1) of the Exchange Act, we are asking our stockholders to recommend, on an advisory basis or non-binding basis, whether the advisory stockholder vote on the compensation of our named executive officers should occur every one, two, or three years. While this vote is a non-binding advisory vote, we value the opinions of stockholders and will consider the outcome of the vote when determining the frequency of future advisory votes on executive compensation.

After careful consideration, the Board of Directors believes that submitting the advisory vote to approve executive compensation every three years is appropriate for the Company and its stockholders at this time. The Board of Directors believes that an advisory vote at this frequency will provide stockholders with sufficient time to evaluate the effectiveness of our overall compensation philosophy, policies and practices in the context of our long-term business results for the corresponding period. An advisory vote that occurs every three years will also permit the Company’s stockholders to observe and evaluate the impact of any changes to its executive compensation policies and practices that have occurred since the last advisory vote to approve executive compensation. The Board of Directors is therefore recommending that stockholders vote for holding the advisory vote to approve executive compensation every three years. It is anticipated that the next advisory vote to determine the frequency of future advisory votes on executive compensation will be presented at our annual meeting of stockholders held in 2022 and that the next advisory vote to determine the frequency of future advisory votes on executive compensation will be presented at our annual meeting of stockholders in 2025.

The Company recognizes that the stockholders may have different views as to the best approach for the Company, and therefore we look forward to hearing from our stockholders as to their preference on the frequency of advisory votes to approve executive compensation.

This vote is advisory and not binding on the Company or our Board of Directors in any way. The Board of Directors will take into account the outcome of the vote, however, when considering the frequency of future advisory votes to approve executive compensation. The Board of Directors may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote to approve executive compensation more or less frequently than the frequency selected by our stockholders.

Vote Required

The approval of the Say-on-Frequency Proposal requires the affirmative vote, in person or by proxy, of the majority of votes cast for or against such proposal at the Annual Meeting. This is a non-binding advisory vote.

The Board of Directors recommends that you vote for the option to hold future advisory votes on executive compensation every 3 YEARS.

OTHER BUSINESS

The Board of Directors knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the proxy in accordance with applicable law and as they may deem appropriate in their discretion, unless directed by the proxy to do otherwise.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this Proxy Statement, which means that we can disclose important information to you by referring you to another document or report filed separately with the SEC. The information incorporated by reference is deemed to be a part of this Proxy Statement, except to the extent any information is superseded by this Proxy Statement.

Our Annual Report on Form 10-K for the year ended December 31, 2018, along with financial statements and related notes thereto (the “Form 10-K”), which was filed with the SEC on March 22, 2019 and contains important information about the Company, is hereby incorporated by reference into this Proxy Statement. A copy of the Form 10-K is included within the Annual Report delivered with this Proxy Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this Proxy Statement will be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained in this Proxy Statement or any other subsequently filed document that is deemed to be incorporated by reference into this Proxy Statement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Exchange Act, a stockholder proposal submitted for inclusion in our proxy statement for the 2020 annual meeting must be received no later than December 12, 2019. However, pursuant to such rule, if the 2020 annual meeting is held on a date that is before April 16, 2020 or after June 15, 2020, then a stockholder proposal submitted for inclusion in our proxy statement for the 2020 annual meeting must be received by us a reasonable time before we begin to print and mail our proxy statement for the 2020 annual meeting.

Stockholders wishing to submit proposals to be presented directly at our next annual meeting of stockholders instead of by inclusion in next year’s proxy statement must follow the submission criteria set forth in our By-Laws, and applicable law concerning stockholder proposals. To be timely in connection with our next annual meeting, a stockholder proposal concerning director nominations or other business must be received by the Company at its principal executive offices between January 17, 2020 and February 16, 2020; provided, however, if and only if the 2020 annual meeting is not scheduled to be held between April 16, 2020 or after July 15, 2020, such stockholder’s notice must be received by the Company at its principal executive offices not earlier than 120 days prior to the date of the 2020 annual meeting and not later than the later of (A) the tenth day following the date of the public announcement of the date of the 2020 annual meeting or (B) the date which is 90 days prior to the date of the 2020 annual meeting.

A copy of the Company’s 2018 Annual Report on Form 10-K (and any exhibits thereto) is available without charge upon written request to PeerStream, Inc., Attention: Wilmary Soto-Guignet, Financial Reporting, 122 East 42nd Street, New York, New York 10168.

PROXY	PEERSTREAM, INC. 122 East 42nd Street New York, New York 10168 (212) 594-5050	PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS To Be Held On May 16, 2019

The undersigned hereby appoints Alexander Harrington, Judy Krandel, Jason Katz and Wilmary Soto-Guignet, and each of them, as proxies, with full power of substitution, to represent and to vote, as designated herein, all the shares of common stock of PeerStream, Inc. (the “Company”), held of record by the undersigned on April 1, 2019, at the Annual Meeting of Stockholders to be held on May 16, 2019 at 9:00 a.m. Eastern Time, at the offices of Haynes and Boone, LLP located at 30 Rockefeller Plaza, 26th Floor, New York, New York 10112, and all adjournment(s), postponement(s) and recess(es) thereof, and hereby revokes all previously executed proxies.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE STOCKHOLDER MEETING TO BE HELD ON MAY 16, 2019:

Our Proxy Statement and 2018 Annual Report are available at:
investors.peerstream.com/annual-reports

INSTRUCTIONS:    PLEASE INDICATE A SELECTION BY PLACING AN “X” IN THE APPROPRIATE BOXES BELOW:

Proposal 1 — Election of Directors
	For	Withhold		For	Withhold
Yoram “Rami” Abada	☐	☐	Lance Laifer	☐	☐
Alexander Harrington	☐	☐	Michael Levit	☐	☐
Jason Katz	☐	☐	John Silberstein	☐	☐
Michael Jones	☐	☐
Proposal 2 — Ratification of the appointment of Marcum LLP as the Company’s Independent Registered Public Accounting Firm.
☐ For	☐ Against	☐ Abstain

Proposal 3 — Approve, on an advisory basis, the compensation of the Company’s named executive officers.
☐ For	☐ Against	☐ Abstain

Proposal 4 — Approve, on an advisory basis, the frequency of future advisory votes on named executive officer compensation.
☐ 1 Year	☐ 2 Years	☐ 3 Years	☐ Abstain

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment(s) and postponement(s) thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3 AND “3 YEARS” FOR PROPOSAL 4.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
Dated: ______________________________, 2019

Signature

Signature (Joint Owners)
Address Changes/Comments: _________________

Please date and sign name exactly as it appears hereon. Executors, administrators, trustees, etc. should so indicate when signing. If the stockholder is a corporation, the full corporate name should be inserted and the proxy signed by an officer of the corporation indicating his/her title.

Please indicate whether you plan to attend this meeting: ☐